                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              GENTEX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              GENTEX CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                        [GENTEX CORPORATION LETTERHEAD]





                          NOTICE OF 1999 ANNUAL MEETING
--------------------------------------------------------------------------------

         The Annual Meeting of the Shareholders of Gentex Corporation, a Michigan corporation, will be held at the Hilton Hotel, 28th at Patterson Street, Grand Rapids, Michigan, on Thursday, May 20, 1999, at 4:30 p.m. E.D.S.T., for the following purposes:

         1.       To elect three directors as set forth in the Proxy Statement.

         2. To transact any other business that may properly come before the meeting.

         Shareholders of record as of the close of business on March 26, 1999, are entitled to notice of, and to vote at the meeting. You are requested to sign, date, and return the accompanying Proxy in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. You may withdraw your Proxy at the meeting if you are present and desire to vote your shares in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             Connie Hamblin
                                             Secretary


April 12, 1999

                        [GENTEX CORPORATION LETTERHEAD]




                       PROXY STATEMENT FOR ANNUAL MEETING
                     OF SHAREHOLDERS TO BE HELD MAY 20, 1999

SOLICITATION OF PROXIES

         This Proxy Statement is being furnished on or about April 12, 1999, to the shareholders of Gentex Corporation in connection with the solicitation by the Board of Directors of the Corporation of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 20, 1999, at 4:30 p.m. E.D.S.T. at the Hilton Hotel, 28th at Patterson Street, Grand Rapids, Michigan.

         If the form of Proxy accompanying this Proxy Statement is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in the Proxy, unless the Proxy is revoked. Any shareholder executing and returning the form of Proxy which accompanies this Proxy Statement may revoke the Proxy, at any time before it has been exercised, by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent proxy or attending the meeting and voting in person.

         The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES AND RECORD DATE

         March 26, 1999, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 72,606,826 shares of the Company's common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.

ELECTION OF DIRECTORS

         The Company's Articles of Incorporation specify that the Board of Directors shall consist of at least six but not more than nine members, with the exact number to be determined by the Board. The Board has fixed the number of directors at seven. The Articles of Incorporation also specify that the Board of Directors be divided into three classes, with the classes to hold office for staggered terms of three years each. Arlyn Lanting, Kenneth La Grand and Ted Thompson are incumbent directors previously elected by shareholders, and they are nominees for re-election to a three-year term expiring in 2002.

         Unless otherwise directed by a shareholder's marking on the Proxy card, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

         Under Michigan law, directors are elected by a plurality of the votes cast by shareholders. Therefore, the three nominees who receive the largest number of affirmative votes will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld, and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

         The Board of Directors recommends a vote FOR the election of all three persons nominated by the Board.

         The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.

      NAME, (AGE)                               BUSINESS EXPERIENCE
      AND POSITION                                PAST FIVE YEARS
--------------------------------------------------------------------------------
                      NOMINEES FOR TERMS TO EXPIRE IN 2002


Arlyn Lanting (58)                          Mr.  Lanting is the Vice President
  Director since 1981                       -- Finance of Aspen Enterprises,
                                            Ltd., Grand Rapids, MI (real estate
                                            investments), and he has held that
                                            position for more than five years.

Kenneth La Grand (58)                       Mr. La Grand is the Executive Vice
  Director since 1987                       President of Gentex Corporation, and
                                            he has held that position for more
                                            than five years.

Ted Thompson (69)                           Mr. Thompson is the Chairman and
  Director since 1987                       Chief Executive Officer of X-Rite,
                                            Incorporated, Grandville, MI (a
                                            manufacturer of light and
                                            color-measuring instruments), and he
                                            has held that position for more than
                                            five years. Mr. Thompson is also a
                                            director of X-Rite, Incorporated.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001


Mickey Fouts (67)                           Mr. Fouts has been Chairman of the
  Director since 1982                       Board, Equity Services Company
                                            (investment services), Castle Rock,
                                            CO, for more than five years. In
                                            addition, he was Chairman of the
                                            Board and interim C.E.O. of American
                                            Consolidated Growth Capital
                                            (temporary services), Denver, CO,
                                            from January to June of 1996, and
                                            the Director of Corporate Finance,
                                            Tamaron Capital Markets (investment
                                            banking), Denver, CO, from November
                                            1993 to May 1994.

John Mulder (62)                            Mr. Mulder is the Senior Vice
  Director since 1992                       President -- Automotive Marketing of
                                            Gentex Corporation, and he has held
                                            that position since September 1998.
                                            He previously was Vice President -
                                            Automotive Marketing for more than
                                            five years.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2000

Fred Bauer (56)                             Mr. Bauer is the Chairman and Chief
  Director since 1981                       Executive Officer of Gentex
                                            Corporation, and he has held that
                                            position for more than five years.

Leo Weber (69)                              Since 1990, Mr. Weber has been
  Director since 1991                       engaged in the consulting business
                                            as L. L. Weber & Associates, West
                                            Bloomfield, MI. Previously, he was
                                            the President of Robert Bosch
                                            Corporation, Farmington Hills, MI
                                            (manufacturer of sophisticated
                                            automotive components).

--------------------------------------------------------------------------------

         Arlyn Lanting and Kenneth La Grand are brothers-in-law. There are no other family relationships between the nominees, directors, and executive officers of the Company.

         The Company has an Audit Committee comprised of Messrs. Lanting and Weber. The Audit Committee recommends to the Board of Directors the selection of independent public accountants and reviews the scope of their audit, their audit report, and any recommendations made by them. This Committee met on two occasions during the fiscal year ended December 31, 1998.

         The Company has a Compensation Committee comprised of Messrs. Bauer, Lanting and Thompson. The Compensation Committee is responsible for administering the Company's stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. The Compensation Committee met five times during the fiscal year ended December 31, 1998.

         In addition, the Company has an Executive Committee comprised of Messrs. Bauer, Lanting and La Grand which is authorized to act on behalf of the Board between full Board meetings, to the extent permitted by law. This committee met once during the fiscal year ended December 31, 1998.

         The Company does not have a standing nominating committee.

         During 1998 the Board of Directors met on four occasions. All directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served.

                              --------------------

SECURITIES OWNERSHIP OF MANAGEMENT

         The following table contains information with respect to ownership of the Company's common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption Executive Compensation, and all executive officers and directors as a group. The content of this table is based upon information supplied by the Company's officers, directors, and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of March 1, 1999.



                                               AMOUNT AND NATURE OF OWNERSHIP
                                        ------------------------------------------
            NAME OF                     SHARES BENEFICIALLY            EXERCISABLE           PERCENT
       BENEFICIAL OWNER                        OWNED (1)               OPTIONS (2)           OF CLASS
--------------------------------------------------------------------------------------------------------
Fred Bauer                                   3,668,467                   108,003                5.1%

Mickey E. Fouts                                 20,000                    20,000                  *

Enoch Jen                                      131,903                    77,603                  *

Arlyn Lanting                                  592,050(3)                192,000                  *

Kenneth La Grand                               635,604(4)                170,056                  *

John Mulder                                    184,396                    37,096                  *

Ted Thompson                                   232,000                                            *
                                                                         208,000

Leo L. Weber                                    68,000                    60,000                  *

All directors and executive                  5,532,420                                          7.6%
  officers as a group                                                    872,758
  (8 persons)
--------------------------------------------------------------------------------------------------------

*        Less than one percent.

(1) Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2) This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."

(3) Includes 400,000 shares owned of record by Aspen Enterprises, Ltd., of which Mr. Lanting is a director, officer and substantial shareholder, and Mr. Lanting disclaims beneficial ownership of those shares. Also includes 25 shares owned by Mr. Lanting's spouse through a partnership, and Mr. Lanting disclaims beneficial ownership of those shares.

(4) Includes 50,000 shares held in a trust established by Mr. La Grand's spouse, and Mr. La Grand disclaims beneficial ownership of those shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table contains information with respect to ownership of the Company's common stock by persons or entities who are beneficial owners of more than five percent of the Company's voting securities. The information contained in this table is based on information contained in Schedules 13D and 13G furnished to the Company.


          NAME AND ADDRESS             AMOUNT AND NATURE OF
         OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP           PERCENT OF CLASS
-----------------------------------------------------------------------------------------

State Treasurer                              4,027,000 (1)                   5.6%
State of Michigan
P.O. Box 15128
Lansing, MI  48901




(1) The State Treasurer acts as the investment fiduciary for retirement systems sponsored by the State of Michigan for Public School Employees, State Employees, State Police, Judges, and Probate Judges.


                              --------------------

EXECUTIVE COMPENSATION

         The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to each executive officer whose salary and bonus compensation exceeded $100,000.


                           Summary Compensation Table

--------------------------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM COMPENSATION
                                                                     -------------------------------------
                                         ANNUAL COMPENSATION                 AWARDS                PAYOUTS
                                      -------------------------      ------------------------      -------
                                                                     RESTRICTED    SECURITIES                   ALL OTHER
                           YEAR       SALARY      BONUS   OTHER        STOCK       UNDERLYING                COMPENSATION
EXECUTIVE                              ($)         ($)     ($)        AWARD($)(1)  OPTIONS(#)       LTIP($)     ($)(2)
--------------------------------------------------------------------------------------------------------------------------
Fred Bauer                 1998      283,126     53,791                              50,000                      4,127
Chairman and CEO           1997      267,680     74,433                     --       60,000                      3,952
                           1996      257,548    120,790                     --       30,000                      3,467





Kenneth La Grand           1998      172,164     43,366                168,375       24,000                      3,876
Executive Vice             1997      160,643     55,259                     --       40,000                      3,701
President                  1996      156,221     52,769                     --       34,000                      3,703





John Mulder                1998      203,879     64,192                133,297       18,000                      3,945
Vice President,            1997      179,133     57,372                     --       30,000                      3,772
Automotive Marketing       1996      188,642     54,519                     --       29,000                      4,261





Enoch Jen                  1998      107,856     43,398                212,674       24,000                      3,740
Vice President,            1997      101,176     40,477                     --       24,000                      3,564
Finance & Treasurer        1996       96,488     38,253                     --       40,000                      3,564
--------------------------------------------------------------------------------------------------------------------------

(1) Represents the aggregate market value at the date of grant for shares of common stock awarded under the Company's Restricted Stock Plan. Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant in the case of Mr. Jen, and one-third each on the 4th, 5th, and 6th anniversaries of the grant in all other cases. Dividends will be paid on these shares if, and to the same extent paid on the Company's common stock generally. At the close of the Company's fiscal year, the following officers held the following number of restricted shares with the corresponding net market values: K. La Grand 52,000 shares for $1,040,000; J. Mulder 41,500 shares for $830,000; and E.
     Jen 33,000 shares for $660,000.

(2) These amounts represent the sum of "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributed to each executive officer.

                              --------------------

         The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                        Option Grants in Last Fiscal Year


                                                INDIVIDUAL GRANTS
                        -----------------------------------------------------------------
                         NUMBER OF          PERCENT                                                GRANT DATE
                         SECURITIES,       OF OPTIONS        EXERCISE                                PRESENT
                         UNDERLYING          TO ALL           PRICE           EXPIRATION              VALUE
 EXECUTIVE              OPTIONS(#)(1)       EMPLOYEES       ($/SH)(2)            DATE                 ($)(3)
-------------------------------------------------------------------------------------------------------------
Fred Bauer                  50,000             6.1            13.375            8/14/05              361,235

Kenneth La Grand            24,000             2.9            14.156            9/25/05              177,626

John Mulder                 18,000             2.2            14.156            9/25/05              133,220

Enoch Jen                   24,000             2.9            16.375            3/27/05              214,793
-------------------------------------------------------------------------------------------------------------

(1) These options become exercisable, so long as employment with the Company continues, for 20 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(2) The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3) Based on the Black-Scholes option valuation model, assuming volatility of 43%, a risk-free rate of return equal to seven-year treasury bonds, a dividend yield of zero, and an exercise date of seven years after grant. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options. The ultimate value of options will depend on the Company's success, as reflected by an increase in the price of its shares, which will inure to the benefit of all shareholders.

                              --------------------

         The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.


     Aggregated Option Exercises in Last Fiscal Year and Year-end Values


                                                       NUMBER OF SECURITIES
                          SHARES                      UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                         ACQUIRED                        OPTIONS AT FISCAL                IN-THE-MONEY OPTIONS
                           ON         VALUE                 YEAR-END (#)                    FISCAL YEAR-END ($)
                         EXERCISE    REALIZED       ----------------------------     ------------------------------
     EXECUTIVE             (#)         ($)          EXERCISABLE    UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------

  Fred Bauer                  --            --          108,003          151,997       1,408,159          1,375,583

  Kenneth La Grand        79,548     1,138,469          170,056          108,396       2,485,364          1,027,547

  John Mulder             91,308       966,751           37,096           78,596         430,157            717,215

  Enoch Jen               41,602       519,064           54,400           87,198         820,701            875,518
-------------------------------------------------------------------------------------------------------------------

                          Executive Compensation Report

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. This Committee is comprised of three members: two independent outside directors and the Chief Executive Officer (C.E.O.). All C.E.O. compensation is set by the Board of Directors without participation by the C.E.O. The Committee makes recommendations to the Board of Directors with respect to executive compensation matters, except for awards made pursuant to the Company's stock-based incentive plans, which are the exclusive prerogative of the Committee.

         The executive compensation program is composed of three elements: base salary, annual bonus, and stock-based incentives. These elements are utilized to accommodate several objectives:

         - Provide the means to attract, motivate, and retain executive management personnel.

         - Provide for long-term success by focusing on continuing technical development and improvement in customer satisfaction.

         - Provide base salary compensation that is competitive in the market for managerial talent.

         - Provide annual bonus compensation reflective of both individual achievement and overall Company performance.

         - Provide stock-based incentive compensation that focuses on long-term Company performance and aligning the interests of management with the interests of shareholders.

         Base salary compensation for executive officers is predicated primarily on competitive circumstances for managerial talent and positions reflecting comparable responsibility. These competitive circumstances are determined from local, regional, and national surveys of employers comparable to the Company in size, stage of development, and industry. Historically, base salaries for executive officers have been relatively low, and stock-based incentives have received more emphasis, reflecting the entrepreneurial, high growth rate stage of the Company's development. Base salary decisions for executive officers other than the C.E.O. are determined by C.E.O. F. Bauer. The base salary for C.E.O. Bauer for 1998 was recommended by the Committee (without participation by C.E.O. Bauer) and approved by the Board of Directors. The Committee's recommendation was made after reviewing survey information from several sources, textual materials regarding executive compensation strategies in general, the past and expected contributions of C.E.O. Bauer to the Company's progress, the quality, loyalty, and performance of the management team assembled and led by him, and the relationships between his salary and the average salary levels for the Company's hourly paid workers, salaried employees, and executive officers.

         Annual bonus compensation for executive officers is composed of two elements: payments under the Company's Gain Sharing Bonus Plan and performance bonuses. All employees of the Company, including executive officers, are eligible to share in the Company's Gain Sharing Bonus Plan after the first three months of employment. A percentage of pre-tax income, in excess of an established threshold for shareholder return on equity, is distributed quarterly to eligible employees. The amount to be distributed is allocated among all eligible employees in proportion to the salary or wages (including overtime) paid to those employees during the quarter. In addition, performance bonuses are paid to various managerial employees, including executive officers, based upon individual performance during the year and the overall performance of the Company during the year. Regarding 1998, C.E.O. F. Bauer evaluated the performance of each executive officer, sometimes in consultation with other officers, and determined performance bonuses predicated approximately one-half on the individual's achievements and contributions to Company success, and one-half on the overall performance of the Company for the year. C.E.O. F. Bauer participated in the Gain Sharing Plan along with all other eligible employees.

         Stock-based incentive compensation is intended to align the interests of shareholders and senior management by making the managers shareholders in a significant amount, and providing them incentives to work to increase the price of the Company's shares by granting them options to acquire additional shares. Generally, restricted stock grants are subject to forfeiture if the executive officer does not continue employment with the Company for the period specified at the time of grant. Similarly, stock options become exercisable generally for a portion of the shares after one year and for additional portions each year thereafter, subject however to the requirement that the optionee must be employed by the Company at the time of exercise. During 1998 stock options were awarded to executive officers, other than the C.E.O., by the Committee, based upon recommendations from C.E.O. F. Bauer, taking into consideration for each executive the scope of responsibility, contribution to success in prior periods, ability to influence success in the future, and demonstrated ability to achieve agreed-upon goals. In addition, the Board approved the recommendation of the Committee (arrived at without the participation of Mr. Bauer) to grant C.E.O. F. Bauer an option to acquire 50,000 shares of common stock, based upon the Committee's evaluation of his management of the Company's other managerial employees and his desire to receive bonus compensation in the form of options rather than cash.



                                                 Compensation Committee Members:

                                                          Fred Bauer
                                                          Arlyn Lanting
                                                          Ted Thompson

                              --------------------

                             Stock Performance Graph

         The following graph depicts the cumulative total return of the Company's common stock compared to the cumulative total return on The Nasdaq Stock Market(R) index (all U.S. companies) and the Dow Jones Index for Automobile Parts and Equipment Companies (excluding tire and rubber makers). The graph assumes an investment of $100 on the last trading day in 1993, and reinvestment of dividends in all cases.

                                    [GRAPH]

                               12/31/93         12/30/94        12/29/95        12/31/96     12/31/97     12/31/98
------------------------------------------------------------------------------------------------------------------
GENTEX                           $100             $ 69            $ 62            $114         $152         $227
------------------------------------------------------------------------------------------------------------------
NASDAQ STOCK
MARKET (U.S.
COMPANIES)                       $100             $ 98            $138            $170         $209         $293
------------------------------------------------------------------------------------------------------------------
DOW JONES AUTO
PARTS & EQUIPMENT
COMPANIES (EXCLUDING
TIRE AND RUBBER MAKERS)          $100             $ 85            $106            $120         $153         $144
------------------------------------------------------------------------------------------------------------------

                              -------------------

         The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

         Directors who are employees of the Company receive no compensation for services as directors. Directors who are not employees of the Company receive a director's retainer in the amount of $6,000 per year plus $800 for each meeting of the Board attended and $500 for each committee meeting attended. In addition, each nonemployee person who is a director immediately following each annual meeting of shareholders is entitled to receive an option to purchase 5,000 shares of the Company's common stock at a price per share equal to the fair market value on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

                  Compensation Committee Interlocks and Insider
                    Participation in Compensation Decisions

         Fred Bauer, Chairman and C.E.O., was a member of the Company's Compensation Committee during the fiscal year ended December 31, 1998. That Committee was responsible for supervising the Company's executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers during that year.

         Arlyn Lanting, a director and member of the Company's Compensation Committee, was an officer of the Company more than fifteen years ago.

TRANSACTIONS WITH MANAGEMENT

         Since 1978, prior to the time the Company became a publicly held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouse facilities, and currently houses production operations for the Company's fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a "net" lease, obligating the Company to pay all expenses for maintenance, taxes and insurance, in addition to rent. During 1998 the rent paid to this partnership was $52,153, and the rent for the current fiscal year is the same. The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

         Arlyn Lanting and Kenneth La Grand are both substantial shareholders in GTI Travel Inc., a local travel agency used by the Company to book airline travel for its employees. During 1998 the Company paid $417,806 for airline travel booked through this agency. This arrangement has been reviewed by the Company's Board of Directors and approved on the basis that the prices and services provided afford the best value available to the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1999. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions, and will have an opportunity to make a statement if they desire.

         The public accounting firm of Arthur Andersen LLP was engaged as the Company's independent public accountants through 1998, and that engagement was terminated by the Company's Board of Directors at the recommendation of its Audit Committee. During Arthur Andersen's engagement, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or audit scope, or procedure. The reports of Arthur Andersen on the Company's financial statements for the past two years have not contained an adverse or qualified opinion or disclaimer of opinion. Representatives of Arthur Andersen are expected to be present at the annual meeting to respond to appropriate questions, and will have an opportunity to make a statement if they desire.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year, and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS

         If a shareholder intends to present a proposal for action at the 1999 Annual Meeting of Shareholders, notice of that proposal must be given to the Secretary of the Company, in accordance with the Company's by-laws, on or before April 22, 1999. In addition, any proposal of a shareholder intended to be presented at the next annual meeting of the Company must be received by the Company at its headquarters at 600 N. Centennial Street, Zeeland, Michigan 49464, no later than December 11, 1999, if the shareholder wishes the proposal to be included in the Company's proxy statement relating to that meeting.

         The Company's Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

         Management is not aware of any matters to be presented for action at the Annual Meeting, other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.


         A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE, UPON WRITTEN REQUEST, FROM THE SECRETARY OF THE COMPANY, 600 N. CENTENNIAL STREET, ZEELAND, MICHIGAN 49464.

         Shareholders are urged to promptly date, sign, and return the accompanying Proxy in the enclosed envelope.

                                             By Order of the Board of Directors



                                             Connie Hamblin
                                             Secretary


April 12, 1999

--------------------------------------------------------------------------------

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) signing on the reverse side hereby appoint(s) Connie Hamblin and Enoch Jen as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Gentex Corporation held of record by such shareholder(s) on March 26, 1999, at the Annual Meeting of Shareholders to be held on May 20, 1999, or any adjournment thereof.

1. Election of Directors (except where marked to the contrary) for a three-year term. [ ] FOR [ ] WITHHELD

NOMINEES: Arlyn Lanting, Kenneth La Grand, Ted Thompson

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE,
     STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.)

2. In their discretion, the Proxies are authorized to vote upon such other
   business as may properly come before the meeting.    [ ] I plan to
   attend the meeting.    [ ] I do not plan to attend the meeting.

                         (To be Signed on Reverse Side)

--------------------------------------------------------------------------------
When properly executed, this proxy will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR A THREE-YEAR TERM.

                                      NOTE: Please sign as your name appears
                                      hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust, or corporation, the title and capacity should be stated. Persons signing as attorney-in-fact should submit powers of attorney.


Signature              Date           Signature            Date
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